Exhibit 3.25

CERTIFICATE OF INCORPORATION

OF

Pinnacle Software Corporation

Under Section 402 of the Business Corporation Law

The undersigned, being over the age of eighteen years, for the purpose of forming a business corporation under Section 402 of the Business Corporation Law, does hereby certify as follows:

1. Name

The name of the corporation shall be Pinnacle Software Corporation.

2. Purpose

The purpose of the corporation is to engage in any lawful act for which corporations may be organized under the Business Corporation Law. The corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body.

3. Office

The office of the corporation is to be located in the County of Monroe, State of New York.

4. Shares

The aggregate number of shares which the corporation shall have authority to issue is 2,000,000 shares with a par value of $.01 a share.

5. Process

The Secretary of State is designated as agent of the corporation upon whom process against it may be served and the post office address to which the Secretary of State shall mail a copy of any process against it served upon him is 345 Woodcliff Drive, Fairport, New York 14450.

6. Preemptive Rights

No shareholder of this corporation shall have any preemptive right to acquire any shares or other securities convertible into or carrying rights or options to purchase shares of the corporation.

7. Affirmation

I affirm that the foregoing is true under penalty of perjury.

December 5, 1990

/s/ Margaret A. Douglas	Incorporator
Margaret A. Douglas
1515 Midtown Tower
Rochester, NY 14604

Certificate of Amendment

of the

Certificate of Incorporation

of

Pinnacle Software Corporation

Under Section 805 of the Business Corporation Law

The undersigned, for the purpose of amending the certificate of incorporation of Pinnacle Software Corporation, hereby certify as follows.

1. Name

The name of the corporation is Pinnacle Software Corporation

2. Filing Date

The date that the certificate of incorporation was filed by the Department of State was December 6, 1990.

3. Amendments

The certificate of incorporation is amended to make the following changes.

a. To increase the aggregate number of shares of common stock with a per value of $.01 a share which the corporation has the authority to issue.

b. To change the 561,700 issued and outstanding shares of common stock with a par value of $.01 a share into 2,808,500 shares of common stock with a par value of $.01 a share on the basis of five shares for each issued and outstanding share and to increase the 1,438,300 unissued shares of common stock with a par value of $.01 a share to 2,191,500 shares of common stock with a par value of $.01 a share.

c. To change the post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him or her.

To effectuate the amendments of the certificate of incorporation, the text of the certificate of incorporation is changed to read as follows.

4. Shares

The aggregate number of shares which the corporation shall have authority is issue is 5 million shares of common stock with a par value of $.01 per share.

5. Process

The secretary of state is designated as agent of the corporation upon whom process against it may be served and the post office address to which the secretary of state shall mail a copy of any process against it served upon him is 1250 Pittsford-Victor Road, Building 200, Suite 350, Pittsford, NY 14534.

6. Authorization

This amendment has been authorized by the unanimous written consent of the board of directors of the corporation followed by the affirmative vote of the holders of a majority of all of the outstanding shares entitled to vote thereon at a meeting of shareholders.

7. Affirmation

The undersigned affirm that the statements contained in this certificate of amendment are true under penalties of perjury.

August 12, 1998

/s/ Richard J. Lines	President
Richard J. Lines

/s/ Philip A. Cooke	Secretary
Philip A. Cooke

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

PINNACLE SOFTWARE CORPORATION

Under Section 805 of the Business Corporation Law

The undersigned, Secretary of Pinnacle Software Corporation (the “corporation”), hereby certifies:

1. The name of the corporation is Pinnacle Software Corporation.

2. The Certificate of Incorporation of the corporation was filed by the New York Department of State on December 6, 1990 under the name of Pinnacle Software Corporation.

3. The Certificate of Incorporation is amended as authorized by Section 801 of the Business Corporation Law to change the name of the corporation.

4. Paragraph “1” of the Certificate of Incorporation which refers to the corporate name is amended to read as follows:

“1. The name of the corporation is: PaeTec Software Corp.”

5. The Amendment to the Certificate of Incorporation was authorized by vote of the Board of Directors followed by written consent of the Sole Shareholder of the corporation.

IN WITNESS WHEREOF, this certificate has been subscribed on this 19th day of December, 2002, by the undersigned who affirm that the statements made herein are true under the penalties of perjury.

/s/ Daniel J. Venuti
Daniel J. Venuti
Secretary